Exhibit 99

News

Media Contact:    Todd A. Terrell or Marc Rice
                           (404) 506-7676
                           media@southernco.com
                           www.southerncompany.com

Investor Relations:        Glen Kundert
                           (404) 506-5135

                                                                    Mar. 2, 2001


           Southern Company confirms April 2 spin-off date for Mirant

ATLANTA - Southern Company (NYSE:SO) announced today that it has received a favorable supplemental ruling from the Internal Revenue Service regarding its tax-free spin-off of Mirant Corporation (NYSE:MIR).

The company stated previously that the tax-free spin-off was contingent upon receipt of this ruling. Now, all necessary conditions for the spin-off have been met.

A total of 272 million shares, or 80.3 percent of Mirant, will be distributed on April 2, 2001, to Southern Company shareholders of record as of 5 PM EST on March 21, 2001.

Based on the number of shares of Southern Company common stock that are expected to be outstanding as of the record date, each shareholder will receive slightly less than .4 of a share of Mirant for every share of Southern Company common stock they own. The actual distribution ratio will be determined on the record date by dividing the number of Mirant shares to be distributed by the number of shares of Southern Company common stock outstanding.

Southern Company shareholders as of the record date will receive whole shares of Mirant and cash payments for fractional shares. The cash payments will be taxable. Shareholders will also receive a statement containing information about the spin-off.

Mirant is a global independent power producer and a leading energy marketing and risk-management company with extensive operations in North America, Europe and

Asia. Mirant owns more than 20,000 megawatts of electric generating capacity around the world, including about 14,000 megawatts in the United States with another 9,000 megawatts under advanced development.

After the spin-off of Mirant, Southern Company will operate more than 30,000 megawatts of electric generating capacity in the Southeast. It continues as one of the largest producers of electricity in the United States. Southern Company subsidiaries serve more than 3.8 million retail customers and millions more through the wholesale market. Based in Atlanta, Southern Company is the parent firm of Alabama Power, Georgia Power, Gulf Power, Mississippi Power and Savannah Electric.

Forward-looking Statements Note: Certain information contained in this release is forward-looking information based on current expectations and plans that involve risk and uncertainties. Forward-looking information includes, among other things, statements concerning the distribution of Mirant Corporation shares and the results of that distribution. Southern Company cautions that there are factors that can cause actual results to differ materially from the forward-looking information that has been provided.

The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended December 31, 1999, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and also changes in environmental and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing such law and regulations; current and future litigation; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses; state and federal rate regulation in the United States and in foreign countries in which Southern Company's subsidiaries operate; the effects of, and changes in, economic conditions in the areas in which Southern Company's subsidiaries operate; financial market conditions and the results of financing efforts; and developments in the California power markets affecting Mirant and certain of its subsidiaries, including, but not limited to, governmental intervention, deterioration in the financial condition of counterparties, default of receivables due, adverse results in current or future litigation and adverse changes in the tariffs of the California Power Exchange Corporation or the California Independent System Operator Corporation.

                                      # # #